Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT WAS OMITTED BY MEANS OF MARKING SUCH INFORMATION WITH BRACKETS (“[***]”) BECAUSE THE IDENTIFIED CONFIDENTIAL INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Master Service Agreement

Contract Details

Date of Agreement	12 July 2021
Avance Clinical
Entity	Avance Clinical Pty Limited
ACN	630 528 719
Registered Address	Level 3, 153 Flinders Street, Adelaide, SA 5000
Notice addressee	Yvonne Lungershausen, CEO
Notice postage/delivery address	Level 1, 2 Ann Nelson Drive, Thebarton 5031, South Australia, Australia
Notice email addresses	[***]
Incannex
Entity	Incannex Pty Ltd
ACN	630 326 902
Registered Address	Unit 207, 11 Solent Circuit, Norwest 2153, New South Wales, Australia
Notice addressee	Joel Latham, CEO
Notice postage/delivery address	Incannex Ltd Suite 15, Level 12 401 Docklands Drive Docklands 3008 Victoria Australia
Notice email addresses	[***]
Commercial Terms
Initial Term	5 years
Extension	1 year each

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Executed as an Agreement
Signed by
Avance Clinical Pty Limited

/s/ Yvonne Lungershausen	/s/ Sandrien Louwaars
Yvonne Lungershausen	Sandrien Louwaars
Name (please print)	Name (please print)

Signed by
Incannex Pty Ltd
by:	Witness:

/s/ Joel Latham	/s/ Rosemarie Walsh
Joel Latham	Rosemarie Walsh
Name (please print)	Name (please print)

Joel Latham

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OPERATIVE PROVISIONS

1.	ENGAGEMENT

1.1	Avance Clinical is engaged on a Job with a binding Work Order, which is created if:

(a)	Avance Clinical accepts in writing the Work Order for that Job issued by Incannex; or

(b)	Incannex accepts in writing the changes made by Avance Clinical to the Work Order for that Job issued by Incannex.

1.2	A Work Order is capable of being accepted for the purposes of clause 1.1 if in writing and it sets out the following:

(a)	the services required of Avance Clinical for the Job;

(b)	the Contributed Materials to be provided to Avance Clinical by Incannex for the purposes of the Job;

(c)	the Deliverables Avance is to provide to Incannex in connection with the Job;

(d)	the Milestones (if any); and

(e)	the fee for the Job or, if Milestones are specified, the fee for each Milestone.

1.3	Avance Clinical may provide to Incannex an estimate of the period required to complete a Job (Estimated Job Duration). Incannex acknowledges that any Estimated Job Duration provided by Avance Clinical is an estimate only, based on information available to Avance Clinical, including information provided by Incannex.

1.4	The Estimate Job Duration may need to be adjusted from time to time prior to completion, depending on changes in circumstances or Avance Clinical learning new information regarding the Job, which Avance Clinical may do by notice in writing to Incannex, setting out the reasons for changing the Estimated Job Duration.

1.5	A separate and discrete contract is created for each Job, constituted by the Work Order for the Job and the terms of this agreement.

1.6	If there is any inconsistency between this agreement and a Work Order, the Work Order prevails to the extent of the inconsistency.

2.	UNDERTAKING AND COMPLETING JOBS

2.1	Avance Clinical must use its best endeavours to commence each Job by the later of:

(a)	the Commencement Date of that Job; and

(b)	five (5) Business Days after receipt of the Contributed Materials specified in the Work Order and any other information, documents and material requested at any time prior to it commencing work in accordance with clause 2.2(a) .

2.2	Incannex must provide the following for any Job if requested by Avance Clinical at any time prior to the completion of that Job:

(a)	any information, documents and other material; and

(b)	any co-operation and assistance.

2.3	Each Job must be undertaken and completed in accordance with:

(a)	any reasonable directions provided in writing to Avance Clinical by Incannex from time to time; and

(b)	all applicable laws and regulations,

providing to Incannex each of the Deliverables of that Job.

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2.4	Avance Clinical must use its best endeavours to complete each Job within the Estimated Job Duration, as varied in accordance with clause 1.4.

3.	JOB VARIATION AND CANCELATION

3.1	A Work Order may be varied by agreement only, and only if that agreement is reduced to writing and signed by both parties (Variation), the Variation taking effect on the date specified in the Variation or, if no date is specified, the date the Variation is signed by both parties.

3.2	Incannex may cancel a Job with immediate effect by notice in writing to Avance Clinical.

4.	SERVICES FEE

4.1	The fee specified in the Work Order for a Job must be paid by the later of the date nominated in that Work Order for payment and thirty (30) days from the date of invoice. This clause does not apply to an invoice insofar as a notice is received in accordance with clause 5 in connection with that invoice.

4.2	The fee payable on any Job cancelled in accordance with clause 3.1 (Individual Job Cancellation) is the Set-up Fee plus the following:

(a)	the fee specified in the Work Order for each Line Item completed by the date of cancellation plus a prorated amount of the fee specified in the Work Order for each Line Item begun but not completed by the date of cancellation; or

(b)	the fee specified in the Work Order for each Milestone (if any) achieved by the date of cancellation plus a prorated amount of the fee specified in the Work Order for any Milestone the Services for which are begun but not completed by the date of cancellation.

4.3	The fee payable on any Job cancelled in accordance with clause 10.1 (Agreement Termination) is determined in accordance with the following:

(a)	where termination is effected as a result of a breach by Incannex:

(i)	the fee specified in the Work Order for each Line Item completed by the date of cancellation plus a prorated amount of the fee specified in the Work Order for each Line Item begun but not completed by the date of cancellation; or

(ii)	the fee specified in the Work Order for each Milestone (if any) achieved by the date of cancellation plus a prorated amount of the fee specified in the Work Order for any Milestone the Services for which are begun but not completed by the date of cancellation, plus an amount equal to 50% of the Line Items not begun by the date of cancellation or Milestones the Services for which are begun but not completed by the date of cancellation.

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(b)	where termination is effected as a result of any reason other than a breach by Incannex (including breach by Avance Clinical):

(i)	the fee specified in the Work Order for each Line Item completed by the date of cancellation plus a prorated amount of the fee specified in the Work Order for each Line Item begun but not completed by the date of cancellation; or

(ii)	the fee specified in the Work Order for each Milestone (if any) achieved by the date of cancellation plus a prorated amount of the fee specified in the Work Order for any Milestone the Services for which are begun but not completed by the date of cancellation.

4.4	Incannex must on invoice pay to Avance Clinical a sum equal to the costs incurred by Avance Clinical specifically and solely in connection with a Job if:

(a)	the cost is identified by type or category and the amount is specified in the Work Order for that Job;

(b)	the cost is identified by type or category, an estimate of the cost is specified in the Work Order for that Job and the cost incurred is no greater than 150% of that estimate; or

(c)	Incannex otherwise authorises the incurring of the cost in writing.

Avance Clinical must provide to Incannex a receipt establishing the quantum of any expense reasonably requested by Incannex.

4.5	Interest is payable on all outstanding sums at a rate of 2% greater than the standard overdraft rate charged by the Commonwealth Bank (or the highest rate charged by the Commonwealth Bank if it charges multiple rates on overdrafts), calculated monthly on a compound basis.

5.	CONTESTING INVOICES

5.1	An invoice is accepted as correct save to the extent that Avance Clinical receives written notification to the contrary within 15 days of the date of that invoice, specifying the discrepancy or error and providing documentation that establishes that discrepancy or error.

5.2	Any amount of an invoice unpaid in accordance with clause 5 (Disputed Amount) must be paid within ten (10) days of:

(a)	the parties resolving the notice provided under clause 5; or

(b)	an independent accountant appointed by agreement of the parties determines that the Disputed Amount is payable.

5.3	If an independent accountant determines that an amount less than that a Disputed Amount is payable, Incannex must pay that amount within ten (10) days of the date of the determination.

5.4	Incannex must pay the costs of any accountant appointed to determine a notice issued under clause 5 if that accountant determines that the Disputed Amount is properly payable. Avance Clinical must pay the costs of any accountant appointed to determine a notice issued under clause 5 if that accountant determines that an amount less than the Disputed Amount is properly payable.

5.5	If a party makes a supply under or in connection with this agreement in respect of which GST is payable, the consideration payable under this agreement must be increased by an amount equal to the GST payable to the authorities by the supplier of those services.

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6.	SERVICE QUALITY AND STANDARDS

6.1	Avance Clinical warrants that all Services are provided using due care and skill and any goods or equipment used in connection with the provision of those Services are fit for that purpose.

7.	INTELLECTUAL PROPERTY IN DELIVERABLES AND CONTRIBUTED MATERIALS

7.1	Avance Clinical hereby assigns to Incannex all Foreground Intellectual Property Rights subsisting in or otherwise associated with each Deliverable provided to it in connection with each Job.

7.2	Nothing in this agreement has the effect of transferring or assigning ownership of:

(a)	the Background Intellectual Property Rights subsisting in or otherwise associated with a Deliverable provided by Avance Clinical to Incannex in connection with a Job; or

(b)	the IP Rights subsisting in or otherwise associated with any Contributed Material provided by Incannex to Avance Clinical for the purposes of that Job.

7.3	Incannex grants to Avance Clinical for or otherwise in connection with a Job the following licences:

(a)	an irrevocable, royalty-free licence to use the Foreground Intellectual Property Rights subsisting in or otherwise associated with only those parts of any Deliverable that is not the Confidential Information of Incannex and is identified for that purpose in the Work Order; and

(b)	a royalty-free licence to use the IP Rights subsisting in or otherwise associated with the Contributed Materials for that Job, limited to the uses necessary or desirable for Avance Clinical to undertake and complete that Job.

7.4	Avance Clinical warrants that no Deliverable infringes the IP Rights of any other person.

7.5	Incannex warrants that no Contributed Material infringes the IP Rights of any other person.

8.	INTELLECTUAL PROPERTY IN TRADE MARKS

8.1	A party must not seek to register any trade or service mark owned or used by the other party, or any other name similar to that of the other party, anywhere in the world.

8.2	Incannex grants to Avance Clinical a licence to use any brand name under which Incannex trades in connection with any Deliverable provided in connection with any Job.

8.3	Incannex will not use the name of Avance Clinical or any other name, mark, device or logo identifying or associated with Avance Clinical (which Avance Clinical may from time to time specify) without first obtaining the written approval of Avance Clinical.

9.	TERM AND TERMINATION

9.1	This agreement commences on the date of execution and applies for the period specified in the Commercial Terms (Initial Term).

9.2	The Term is extended on expiration of the Initial Term and each Extension for a period specified in the Commercial Terms.

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9.3	Either party may terminate this agreement by notice in writing:

(a)	no later than three (3) months prior to the expiration of the Initial Term, in which case the agreement terminates on the expiration of the Initial Term; or

(b)	no later than three (3) months prior to the expiration of an Extension, in which case the agreement terminates on the expiration of that Extension.

9.4	A party may terminate this agreement by written notice if the other party breaches this agreement and fails to remedy that breach within 20 Business Days of the date of any notice in writing, setting out the breach.

9.5	A party may terminate this agreement with immediate effect by notice in writing if the other party breaches this agreement and that breach is not capable of being remedied.

9.6	Avance Clinical may terminate this agreement with immediate effect by written notice if Incannex perpetrates a fraud or engages in wilful misconduct, dishonesty or criminal conduct in connection with any Job.

10.	EFFECT OF TERMINATION

10.1	All Jobs incomplete at termination are cancelled with effect on termination if termination is effected under any clause otherwise than clause 9.3.

10.2	All Jobs incomplete at termination remain in effect until completed or terminated under clause 3.2 if termination is effected under clause 9.3.

10.3	On termination, Incannex must pay Avance Clinical all amounts owing at the date of termination, whether those amounts are, but for this clause, payable at that date or not.

10.4	All provisions that expressly or by implication have effect after termination survive termination.

10.5	Termination of this agreement does not affect any claims, rights or remedies of either party accruing or vesting prior to termination.

11.	POST-TERMINATION OBLIGATIONS

11.1	Avance Clinical must provide to Incannex within thirty (30) days of termination all property belonging to Incannex or any of its related bodies corporate, including but not limited to Confidential Information, clinical trial data and results, notes, documents, copies of documents and other records owned or held by Avance Clinical in relation to Incannex or its commercial undertakings.

11.2	Avance Clinical may retain a copy of any document or information in respect of which a licence is granted to it under clause 7.3(a) (Deliverable Licence), in addition to any computer file or materials needed for Avance Clinical to make use of the rights granted in the licence.

11.3	On request by Incannex, Avance Clinical must also provide Incannex with a report setting out the Services provided as part of each Job, the results of the Services and details of any Deliverables.

12.	CONFIDENTIAL INFORMATION

12.1	Avance Clinical may use Confidential Information provided by Incannex only for the purposes of this agreement.

12.2	Without limiting clause 12.1, Avance Clinical must not use any Confidential Information provided by Incannex for its own benefit or the benefit of any other person or entity.

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12.3	Incannex may use Confidential Information provided by Avance Clinical only for the purposes specified in writing by Avance Clinical.

12.4	A party must not disclose any Confidential Information provided by the other party to any person, save to the extent disclosure is required by law or required in order for the party disclosing the information to satisfy its obligations or exploit its rights under this agreement.

12.5	If a party is required pursuant to clause 12.4 to disclose any Confidential Information to a person (including, but not limited to, government), it must use its reasonable endeavours before doing so:

(a)	to notify the party that provided the information of the need to disclose that Confidential Information, identifying the information and the legal obligation to disclose;

(b)	give that party a reasonable opportunity to take any steps that it considers necessary to protect the confidentiality of that information; and

(c)	notify the person to whom it proposes disclosing the information that the information is confidential, the identity of the party that provided the information and that party’s rights under this clause 12.5.

13.	STATUTORY GUARANTEES

13.1	Incannex may have the benefit of Statutory Guarantees provided for in Part II of the Australian Consumer Law (being Schedule 2 of the Competition and Consumer Act 2010) (Statutory Guarantees) for any loss or damage it suffers in connection with any Job undertaken or completed. Nothing in this agreement (including clause 14.3 but other than clause 13.2) excludes, restricts or modifies, or has the effect of excluding, restricting or modifying, the application of, or Incannex’s exercise of the Statutory Guarantees or any liability of Avance Clinical for failing to satisfy the Statutory Guarantees in connection with a Job, where to do so would have the effect of rendering the relevant provision in these terms void or otherwise unenforceable.

13.2	If the Statutory Guarantees apply to a Job, Avance Clinical’s total liability to Incannex for any claim made in connection with that Job is as follows:

(a)	resupplying to Incannex the Services the subject of that Claim; or

(b)	paying Incannex the cost of having those Services provided by another service provider.

13.3	If the Statutory Guarantees do not apply to a Job, to the extent permitted by law, Avance Clinical’s total liability to Incannex for any claim and, if permitted by law, all other claims arising in the preceding twelve (12) months (Claim Period) is the lesser of the following:

(a)	either of the following:

(i)	resupplying to Incannex the Services the subject of that claim or each claim (as the case may be); or

(ii)	paying Incannex the cost of having those Services provided by another service provider; and

(b)	the amount equal to the fees payable by Incannex under all Works Orders issued and accepted under the agreement in the Claim Period.

13.4	Save for the liability provided for in clauses 13.2 and 13.3, Incannex waives all rights it has or may have against Avance Clinical under or in connection with this agreement and otherwise in respect of each Job, including any Claim for negligence or any other tort.

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14.	INDEMNITY AND INSURANCE

14.1	Each party indemnifies the other against any costs, claims, damages or expenses incurred as a result of or otherwise in connection with gross negligence or wilful misconduct.

14.2	Incannex indemnifies Avance Clinical against any costs, claims, damages or expenses incurred as a result of a Job being cancelled under clause 3.2, which, for the avoidance of doubt, includes the cost of staff engaged for a Job who cannot be reassigned to other Jobs on cancellation.

14.3	Notwithstanding any other provision of this agreement, neither party is liable to the other for any indirect losses, lost profits or lost business opportunity arising out of or otherwise connected with any act by or omission of that party, including any act or omission that constitutes a tort (including negligence).

15.	DISPUTE RESOLUTION

15.1	Neither party may issue proceedings (including arbitration proceedings) in any jurisdiction in connection with any dispute relating to or connected with this agreement (Dispute) until that party complies with this clause 15.

15.2	A party must notify the other party in writing of any dispute it has with that other party under or in connection with this agreement, setting out all details of that Dispute (Dispute Notice).

15.3	A representative of each party must within 14 days of receipt of a Dispute Notice meet in Adelaide or (if the parties agree) conduct a meeting by telephone or some other electronic telephony to negotiate resolution of the Dispute.

15.4	Any negotiations under clause 15.3 must be conducted in good faith and each party must use its best endeavours to reach agreement with the other party to resolve the Dispute the subject of those negotiations.

15.5	If the Dispute is not resolved within 28 days of the date of the Dispute Notice, either party may refer the Dispute to mediation, by serving a notice to that effect on the other party (Mediation Notice).

15.6	Unless that parties agree on the person to be appointed mediator for the purposes of a mediation within five days, either party may petition the President for the time being of the Law Society of South Australia to appoint a mediator.

15.7	The parties must procure the mediator to determine the procedure and rules for the conduct of the mediation and (if the parties fail to agree) and the time and place of the mediation.

15.8	Unless otherwise agreed in writing, each party must pay 50% of the fees and expenses of the mediator and, if one party pays the mediator 100% of these fees and expenses, the other party must reimburse that party by paying it a sum equal to 50% of those costs and expenses.

15.9	A party may commence legal proceedings or take any other steps it considers necessary in reference to a Dispute once mediation concludes, for the purposes of which a mediation concludes when the parties agree it is concluded or when the mediator determines that a resolution of the Dispute is unlikely within a reasonable period of further discussion.

15.10	Nothing in this agreement prevents a party from applying to court for urgent injunctive relief.

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16.	PRIVACY

16.1	Incannex and Avance Clinical acknowledge and agree that:

(a)	other that Personal Information of employees of each party and other persons assisting with the conduct of the trial or project relating to the Services, it is the intention that neither party collects or holds any Personal Information;

(b)	to the maximum extent practical, each party will immediately de-identify, destroy or delete Personal Information of any participants or patient in any trial or other project associated with the Services (Participant) that inadvertently comes into its possession;

(c)	to the extent it is not practical to delete, destroy or de-identify Personal Information of a Participant, a party may only hold or store Personal Information of a Participant, if:

(i)	that Personal Information is held in Australia, the United States or a country which is a member of the European Union; and

(ii)	the Party complies with the requirements of the Privacy Act 1998 (Cth of Australia), including the Australian Privacy Principles.

16.2	To the extent applicable, Incannex must advise Avance Clinical, and co-operate with Avance Clinical, on the investigation and reporting of any actual or suspected security breach of Personal Information it may holds in connection with this Agreement.

16.3	The term “Personal Information” has the same meaning as given to it in the Privacy Act 1998 (Cth);

17.	NOTICE

17.1	Any notice permitted or required under this agreement must be in writing, addressed to the person specified in Commercial Terms (or the person notified in writing from time time), either:

(a)	hand delivered or sent by registered mail to address specified in Commercial Terms or the address notified in writing from time to time; or

(b)	sent by electronic mail or facsimile to the email address or fax number (as the case may be) specified in the Commercial Terms or the email address or fax number notified in writing from time to time.

17.2	A notice given in accordance with clause 17.1 is taken to be received:

(a)	if hand delivered, on the date of delivery;

(b)	in the case of electronic mail, on the day of transmission if transmission is evidenced by a recipient receipt produced by the sender’s computer or email server;

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(c)	if sent by prepaid mail, five Business Days after the date of posting;

(d)	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within one Business Day after that transmission, the recipient informs the sender that it has not received the entire notice.

18.	BOILERPLATE PROVISIONS

18.1	Avance Clinical must not publish any information generated in providing the Services unless Incannex provides its prior written approval (not to be unreasonably withheld or delayed) to the publication of that material.

18.2	This agreement may be varied only in writing signed by both parties.

18.3	This agreement constitutes the entire agreement between the parties on subject matter and, on that subject matter, the agreement supersedes any prior understanding or agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

18.4	This agreement is governed by the laws of South Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of South Australia. Any legal proceedings arising under this agreement can be brought in Australia only.

18.5	Part or all of any provision of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining provisions of this agreement continue in force.

18.6	The failure by a party to insist upon strict performance by the other party of any of the terms of this agreement does not represent a waiver of that party’s right to performance, unless waiver is recorded in writing and signed by the party purporting to waive its rights.

18.7	The parties must do everything necessary or desirable (even if not expressly stated in this agreement) to ensure that the terms of this agreement are fully carried into effect.

18.8	The parties must pay their own costs in respect of the negotiation, preparation and execution of this agreement.

18.9	This agreement may be executed in any number of counterparts and all counterparts taken together will constitute one and the same instrument.

18.10	Satisfactory evidence of execution of this agreement will include evidence of execution sent by facsimile or electronic mail by the relevant party and, in such case, the executing party undertakes to produce the original as soon as reasonably practicable thereafter.

18.11	This agreement will come into effect and be binding on the parties when it is duly executed by both parties.

18.12	Nothing in this agreement construes a party as the partner, joint venturer, employee or agent of the other party.

18.13	No Party is liable for a delay in performance or failure to perform an obligation under this Agreement if that delay or failure is the direct and sole result of an act of God or any other occurrence beyond the reasonable control of the party, including, but not limited to, fire, explosion, disease, war, invasion, government acts or omissions, weather or civic unrest, or strikes (Force Majeure Event).

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18.14	Notwithstanding Clause 18.13, the party purporting to be affected by the Force Majeure Event must:

(a)	notify the other party in writing of the Force Majeure Event within ten (10) Business Days of the Force Majeure Event affecting its ability to perform the affected obligation; and

(b)	notify the other party in writing five Business Days prior to resuming performance of the affected obligation.

19.	DEFINITIONS

19.1	Background Intellectual Property Rights means the IP Rights (other than Foreground Intellectual Property Rights) subsisting in or otherwise associated with a Deliverable.

19.2	Business Day means a day on which banks are open for general banking business in Adelaide, South Australia, excluding Saturdays and Sundays.

19.3	Contributed Materials means the information, documents and other material for a Job specified in the Work Order of that Job, in addition to any information, documents and material provided in accordance with clause 2.2(a) (Co-operation Obligation) and any other information, documents and material provided to Avance Clinical by or on behalf of Incannex in connection with that Job.

19.4	Commencement Date means the commencement date of a Job specified in the Work Order or, if no date is specified, the next Business Day after acceptance;

19.5	Commercial Terms means the information set out in the table on page 1 of the agreement.

19.6	Confidential Information means any information regarding a party or its operations, including:

(a)	information relating to trade secrets, operations, business or financial matters or proposals by or involving that party;

(b)	information relating to any other fact, matter or issue concerning or relating to that party,

treated by that party as confidential or disclosed in circumstances that reasonably indicates the information is confidential, and does not include information:

(c)	created by the party receiving the information (whether alone or jointly with any third person) without reference to the Confidential Information;

(d)	obtained from another person, the disclosure of which is not in breach of any obligations of confidence; or

(e)	that is in the public domain or subsequently enters the public domain, otherwise than as a result of a breach of confidentiality.

19.7	Deliverable means any document or material specified in a Work Order as a deliverable of the Job the subject of that Work Order or any other document or material created for the purposes of a Job or that is otherwise used for that Job or provided to Incannex in connection with that Job.

19.8	Estimated Job Duration has the meaning ascribed to that term in clause 1.3.

19.9	Extension means any extension of the Term effected by operation of clause 9.2.

19.10	Foreground Intellectual Property Rights means the IP Rights subsisting in or otherwise associated with a Deliverable created as a direct result of the Services by which that Deliverable is created, adapted or modified.

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19.11	GST means goods and services tax payable under the GST Law and an expression used in this Agreement in relation to GST will have the meaning used in or attributed to that expression by the GST Law from time to time;

19.12	GST Law has the same meaning as the definition of “GST law” in A New Tax System (Goods and Services Tax) Act 1999 (Cth);

19.13	Initial Term has the meaning ascribed to that term in clause 9.1;

19.14	Intellectual Property means any patent, registered design, copyright (including moral rights), database right, design right, topography right, trade mark, service mark, application to register any of the aforementioned rights, trade secret, right in unpatented know-how, right of confidence and any other intellectual property right of any nature whatsoever in any part of the world, including such rights in and to any clinical trial data and all its source information, documents and records including data collated or stored in any database or filing system.

19.15	IP Rights means the rights possessed by a person in connection with Intellectual Property owned by or licensed to that person.

19.16	Job means an engagement to provide Services and Deliverables, effected in accordance with clause 1.

19.17	Line Item means a task, undertaking or expense item specified in a Work Order.

19.18	Milestone means an event, date or circumstance identified in a Work Order marking or representing the completion of a discrete stage of the Job the subject of that Work Order.

19.19	Services means the services specified in a Work Order for the Job the subject of that Work Order, in addition to any other services required to complete that Job.

19.20	Set-up Fee means the fee or fees specified in and nominated in a Work Order as the set-up or establishment fee or cost of the Job the subject of that Work Order.

19.21	Term means the Initial Term and any Extension.

19.22	Variation has the meaning ascribed to that term in clause 3.1.

19.23	Work Order means a document with which a Job is commissioned, which document complies with the requirements of clause 1.2.

20.	INTERPRETATION

20.1	In this agreement, unless the contrary intention appears:

(a)	headings are for ease of reference only and do not affect the meaning of this agreement;

(b)	other grammatical forms of defined words or expressions have corresponding meanings;

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(c)	a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this agreement and a reference to this agreement includes any schedules and annexures;

(d)	a reference to a document or agreement, including this agreement, includes a reference to that document or agreement as noted, altered or replaced from time to time;

(e)	a reference to a party includes its executors, administrators, successors and permitted assigns;

(f)	a reference to any legislation or statutory instrument or regulation is construed in accordance with the Australian Acts Interpretation Act 1901 or the equivalent State legislation, as applicable;

(g)	words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies; and

(h)	a reference to writing includes typewriting, printing, lithography, photography and any other method of representing or reproducing words, figures or symbols in a permanent and visible form.

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